Exhibit 10.4.4

THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS BY VIRTUE OF THE COMPANY'S INTENDED COMPLIANCE WITH SECTIONS 3(b), 4(2) AND 4(6) OF THE SECURITIES ACT OF 1933, THE PROVISIONS OF REGULATION D UNDER SUCH ACT AND SIMILAR EXEMPTIONS UNDER STATE LAW. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    STOCK PURCHASE AGREEMENT
                               FOR
                  RESTRICTED SHARES AND WARRANTS

                      (WILLIAM R. NORDSTROM)

    THIS AGREEMENT is made and entered into to be effective for all purposes as of April 21 1997, by and between Newriders, Inc., a Nevada corporation ("Company") and William R. Nordstrom, an individual ("Buyer"). For convenience, Company and Buyer are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

     In consideration of the mutual covenants herein contained, the parties hereby agree as follows:

    1. Purchase and Sale of Shares. On the Closing Date, and subject to the terms and on the conditions set forth herein and in reliance upon representations, warranties and agreements contained herein, the Company will sell to Buyer and Buyer will purchase from the Company 192,300 Shares of the Company's common stock (the "Shares"), for a total cash consideration (the "Purchase Price") in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00).

      2. Warrants. In addition to the Shares, Company shall also issue to Buyer in consideration of the Purchase Price as set forth in Paragraph 1 above, rights to purchase up to Two Hundred Fifty Thousand (250,000) Shares of the Company's common stock (the "Warrants") at a price of $4.00 per share, provided that such purchase is completed not later than the second anniversary of the date of this Agreement. The Warrants may be exercised in increments of not less than Ten Thousand Shares and on not less than three (3) business days notice to the Company. In the event that before the Warrants are exercised, the Company shall effect a split of outstanding stock, pay a stock dividend or reclassify its shares, the number of Warrants and exercise price shall be adjusted appropriately to prevent their dilution.

     3. Closing Date. The sale and purchase of the Shares shall occur on April 18, 1997, (the "Closing Date"). On the Closing Date, the Company shall issue and deliver the Shares and Buyer shall pay the Purchase Price in cash.

     4. Company's Representation of the Warranties. The Company hereby represents and Warrants to Buyer as follows:

           A. The Company is validly existing in good standing under the laws of its jurisdiction of incorporation and is qualified to transact business in each jurisdiction in which its ownership of property or conduct of activities requires such qualification, except where to failure to so qualify would not materially adversely affect the operations of the Company. The Company has all requisite corporate power and authority to enter into and carry out any obligations required of it under this Agreement.


          B. The execution and delivery of this Agreement and the issuance and sale of the Shares and Warrants have been duly authorized and (and the shares issued upon the exercise of the Warrants), the Shares will be validly issued and fully paid nonassessable shares of the Company's common stock. Performance by the Company of its obligations under this Agreement do not conflict with or violate (i) the charter documents or bylaws of the Company (ii) any indenture, loan agreement lease, mortgage or other material agreement binding on the Company (iii) any order of court or administrative agency binding on the Company or (iv) any applicable law or government regulation; except in the case for any such conflicts or violations which would not have a material affect on the Company and such performance does not and will not require the permission or approval of any governmental agency and will not result in the imposition or creation of any lien or charge against any assets of the Company.

          C. No material default on the part of the Company (including any event which, with notice or passage of time would constitute default) exists under any material indenture, loan agreement, lease, mortgage or other material agreement to which the Company is a party.

          D. To the best of Company's knowledge, all of the materials delivered to Buyer in connection with the sale and purchase of the Shares, including without limitation, the Form 10-SB (as defined below), are free of material omissions or misstatements and accurately set forth the Company's financial position.

          E. Except with the consent of the Buyer which shall not be unreasonably withheld, the Company will use the proceeds from the sale of the Shares exclusively for costs and expenses directly related to the design, planning, construction, development, completion, opening and operation of and equipment and inventory for the Company's Easyrider Cafe and Apparel Store at Broadway at the Beach in Myrtle Beach, South Carolina.

     5. Buyer's Representations and Warranties. Buyer hereby makes the following representations and warranties to the Company and agrees to indemnify and bold harmless and pay any and all judgments and claims against the Company, its officers, employees and agents from and against any liability or injury, including, but not limited to, that arising under any misrepresentation of the Buyer, or failure of any warranty made by the Buyer as follows:

          A. Buyer has all power and authority to enter into this Agreement and carry out his obligations hereunder and is not purchasing the Shares for the benefit or account of any other person or entity.

          B. Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") and as such, Buyer is a natural person, (i) whose net worth, including that of his spouse at the time of the purchase of the Shares is at least One Million Dollars ($(1,000,000.00), or (ii) who had individual income in excess of Two Hundred Thousand Dollars ($200,000.00) (Three Hundred Thousand Dollars ($300,000.00) if the income of the Buyer's spouse is included) in each of the two most recent fiscal years and reasonably expects income in excess of such amounts in the current year.

          C. Buyer has received and reviewed the draft Form 10-SB Registration Statement dated April 1997, together with the Company's unaudited financial statements dated November 30, 1996 (the "Form 10-SB").


          D. Buyer has agreed to become a member of the Company's Board of Directors and has had an adequate opportunity to ask questions of the Company's senior management concerning the Memorandum, the Form 10-SB, the Company, its financial condition, assets, liabilities and business plan and understands the risks associated with making an investment in the Company and that there is no guaranty that the Shares will appreciate or even maintain the value that they had on the date of the Stock Purchase Agreement. All documents and information requested by Buyer in order for him to evaluate his investment in the Company that are available, have been delivered or otherwise made available to Buyer or his investment advisor.

          E. Buyer's investment background and experience and/or that of his investment advisors who are not affiliated with the Company, has given Buyer the capacity to protect his interest in connection with his investment in the Company and Buyer has the financial net worth to afford a complete loss of his investment in the Shares.

          F. Buyer's acquisition of the Shares was not effected through the publication of any advertisement.

          G. Buyer represents that he is acquiring the Shares for his own account as an investment and not with a view to the resale or direct or indirect distribution of them or any interest therein.

          H. Buyer acknowledges that neither the Shares, nor the Warrants nor the securities covered by the Warrants have been approved by the Securities and Exchange Commission nor the Nevada or California Departments of Corporations, nor has any been registered under the Act or any other federal or state security laws and as such, their sale, assignment or transfer is subject to restriction. In particular, Buyer is aware of the provisions of Rule 144 promulgated under the Act and that the Shares, Warrants and securities represented by the Warrants are restricted securities under Rule
144. Buyer further acknowledges that the Shares, Warrants and securities represented by the Warrants may not be sold, assigned or otherwise transferred until such time as they have been registered under applicable state and federal securities laws or that in the opinion of securities counsel acceptable to the Company, an exemption from such registration or qualification is available for their sale, assignment or transfer.

         I. Buyer acknowledges that certificates representing the Shares will be delivered to Buyer with the following restrictive legend or restrictive legend substantially similar thereto:

"The shares covered by this certificate have not been registered under the U.S. Securities Act of 1933 or any state securities laws. They may not be sold or offered for sale in the absence of an effective registration statement as to the securities law or an opinion of counsel satisfactory to the Company that such registration is not required."

     6. Conditions Precedent to Obligations of the Company. The Company's obligations to sell the Shares is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          A. The representation and warranties made by Buyer shall be true and correct in all material respects on the Closing Date.

          B. The Company shall have concurrently received payment of the Purchase Price for the Shares in the amounts and at the times as provided in Paragraphs I and 3 above.

     7. Conditions Precedent to Buyer's Obligations. Buyer's obligation to purchase the Shares is subject to the fulfillment on or prior to the Closing Date of each of the following conditions precedent:

          A. The representations and warranties of the Company shall be true and correct in all material respects on the Closing Date.

          B. All corporate actions and proceedings in connection of the transactions contemplated hereby and all documents and instruments of such transaction shall be reasonably satisfactory in form and substance to Buyer and its counsel.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9. Entire Agreement; Amendments. This Agreement constitutes the full and entire understanding between the Parties with regard to the subject hereof. Neither this Agreement or any terms hereof may be amended, waived, discharged or terminated except by written instrument signed by both Parties.

     10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized persons as of the day and year first hereinabove written.

"Company"                                       "Buyer"

NEWRIDERS, INC.                                  /s/ W. R. Nordstrom

/s/ Michael Purcell                                  WILLIAM R. NORDSTROM
-------------------------
Michael Purcell, President